EIGHTH AMENDMENT TO THE
CUSTODY AGREEMENT

This Eighth Amendment, effective as of April 28, 2025 (the “Effective Date”), to the Custody Agreement dated May 6, 2019, as amended (the “Agreement”) is entered into by and between EXCHANGE PLACE ADVISERS TRUST (f/k/a North Square Investments Trust), a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

WHEREAS, the Trust and Custodian are parties to the Agreement;

WHEREAS, the Trust and Custodian desire to amend the Agreement to add the following fund:

●	North Square Small Cap Value Fund

WHEREAS, the Trust and Custodian desire to amend the Agreement to reflect the following name change:

●	North Square Select Small Cap Fund (f/k/a North Square Advisory Research Small Cap Value Fund)

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

U.S. BANK NATIONAL ASSOCIATION		EXCHANGE PLACE ADVISORS TRUST

By:	/s/ Gregory Farley	By:	/s/ Ian Martin
Name:	Gregory Farley	Name:	Ian Martin
Title:	Sr. Vice President	Title:	President
Date:	April 7, 2025	Date:	April 1, 2025

EXHIBIT B
Fund Names

North Square Select Small Cap Fund
North Square Dynamic Small Cap Fund
North Square Multi Strategy Fund
North Square Spectrum Alpha Fund
North Square Preferred and Income Securities Fund
North Square Strategic Income Fund
North Square Altrinsic International Equity Fund
North Square McKee Bond Fund
North Square Tactical Growth Fund
North Square Tactical Defensive Fund
North Square Core Plus Bond Fund
Sphere 500 Climate Fund
North Square Kennedy MicroCap Fund
Fort Pitt Capital Total Return Fund
North Square Small Cap Value Fund